UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CARDIOL THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

602-2265 Upper Middle Road East Oakville, Ontario Canada	L6H 0G5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares (no par value per share)	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-257764

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Cardiol Therapeutics Inc. (the “Registrant”) hereby amends the registration statement on Form 8-A (File No. 001-40712), filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on August 4, 2021 to specify that the common shares to be registered are the Class A common shares of the Registrant. Except as described above, no other changes have been made to the Form 8-A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of Class A common shares (“Common Shares”) of the Registrant. The description of the Registrant’s Common Shares under the sections captioned “Description of Common Shares” and “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in the base shelf prospectus, which are included in the Registrant’s registration statement on Form F-10 (File No. 333-257764) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on July 8, 2021, and as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARDIOL THERAPEUTICS INC.
(Registrant)

Date: August 9, 2021

By:	/s/ David Elsley
Name:	David Elsley
Title:	Chief Executive Officer